EXHIBIT 99.1
NETEZZA ANNOUNCES FOURTH QUARTER AND FULL FISCAL YEAR 2009 FINANCIAL RESULTS
Revenues increased 48% over the prior year and 28% over the prior year quarter
Marlborough, Mass.– –(BUSINESS WIRE)– – Netezza Corporation (NYSE Arca: NZ), the global leader in data warehouse appliances, today reported its financial results for the fourth quarter and full fiscal year ended January 31, 2009.
“I am very pleased with the continued progress that we have demonstrated in the marketplace over this past year and in our fourth quarter,” said Jim Baum, Netezza’s Chief Executive Officer. “We added 22 new customers over this past quarter covering each of our key vertical markets, evidencing continued demand and expansion of our customer base. We believe we continue to be very well positioned to benefit from the growth of the data warehousing and analytics market.”
Total revenue for the fourth quarter of fiscal 2009 increased 28% to $50.6 million compared with $39.5 million for the same period one year ago. GAAP net income for the fourth quarter of fiscal 2009 was $22.8 million, which includes a significant tax benefit related to the release of a valuation allowance on deferred tax assets, compared with $3.4 million for the same period one year ago. GAAP diluted net income per share for the fourth quarter of fiscal 2009 was $0.37 compared with $0.05 for the same period one year ago. Non-GAAP net income for the fourth quarter of fiscal 2009 was $5.3 million compared with $4.6 million for the same period one year ago. Non-GAAP diluted net income per share for the fourth quarter of fiscal 2009 was $0.09 compared with $0.07 for the same period one year ago.
Total revenue for the full fiscal year 2009 increased 48% to $187.8 million compared with $126.7 million for fiscal year 2008. GAAP net income attributable to common stockholders for the full fiscal year 2009 was $31.5 million compared with a GAAP net loss attributable to common stockholders of $0.9 million for fiscal year 2008. GAAP diluted net income per share for the full fiscal year 2009 was $0.50 compared to a GAAP diluted net loss per share of $0.03 for fiscal year 2008. Non-GAAP net income attributable to common stockholders for the full fiscal year 2009 was $20.0 million compared with $6.3 million for fiscal year 2008. Non-GAAP diluted net income per share for the full fiscal year 2009 was $0.32 compared with $0.18 for fiscal year 2008.
Non-GAAP operating income, non-GAAP net income, non-GAAP net income attributable to common stockholders and non-GAAP diluted net income per share exclude non-cash stock-based compensation, amortization of acquired intangible assets, the net mark-to-market impact related to an unrealized gain on a put option received for Auction Rate Securities (ARS) offset by the unrealized loss on the underlying ARS, an income tax benefit resulting from the release of a valuation allowance on deferred tax assets and, where applicable, accretion of preferred stock dividends. A reconciliation of GAAP to non-GAAP results has been provided in the financial statements included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Financial Guidance:
“We are very pleased with our fourth quarter and year-end results,” said Patrick Scannell, Senior Vice President and Chief Financial Officer of Netezza. “We have strengthened our business on multiple fronts over the course of this past year. We are very well positioned competitively and we continue to gain market share. During the year we added 88 new customers, and have built a maintenance revenue stream in excess of $44 million annually, with 99% of our customers on that program. We have continued to invest in both product and our channels while showing both gross margin and operating margin expansion, while also generating cash from operations. We believe that we have positioned the company for substantial growth when the external macro conditions improve. However, while our very near term visibility remains good, we are not in a position to comment on the year’s outlook, given the macro economic uncertainty that is evident today in the marketplace.”
Use of Non-GAAP Financial Measures:
To supplement Netezza’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Netezza is presenting certain non-GAAP measures of financial performance. Netezza believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Netezza’s performance by excluding certain non-cash items that may not be indicative of Netezza’s core business or future outlook. The presentation of these non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Netezza’s results of operations as determined in accordance with GAAP.
The non-GAAP financial measures presented by Netezza exclude non-cash stock-based compensation, amortization of acquired intangible assets, the net mark-to-market impact related to an unrealized gain on a put option received for ARS offset by the unrealized loss on the underlying ARS, an income tax benefit resulting from the release of a valuation allowance on deferred tax assets and, where applicable, accretion of preferred stock dividends. Because of the varying valuation methodologies and assumptions that companies use under FAS123(R) and that companies use to value and amortize acquired intangible assets, Netezza’s management believes that excluding non-cash stock-based compensation allows investors to analyze Netezza’s recurring business over multiple periods and provide more meaningful comparisons with other companies. In addition, since Netezza had no amortization of acquired intangible assets in fiscal 2008, Netezza is presenting its operating results for fiscal 2009 without this charge to allow for a more meaningful comparison of current periods to prior year periods. During the fourth fiscal quarter of 2009, a net mark-to-market charge related to an unrealized gain on a put option received in the quarter for ARS offset by the unrealized loss on the underlying ARS was recorded to other income (expense), net.  This amount is excluded to aid in comparing current and future operating results with those of past periods. During the fourth fiscal quarter of 2009, an income tax benefit was realized upon the release of a valuation allowance on specific deferred tax assets that was no longer required. This income tax benefit is excluded from non-GAAP operating results to aid in comparing current and future operating results with those of past periods. Upon the closing of Netezza’s initial public offering, accretion of preferred dividends was no longer applicable due to the conversion of preferred stock to common stock, and Netezza believes that excluding accretion of preferred dividends from non-GAAP operating results will aid in comparing current and future operating results with those of past periods. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures provided in the financial statements included in this press release.
Quarterly Conference Call:
Netezza will host a conference call and webcast at 4:30 PM Eastern Time (1:30 PM Pacific Time) on March 3, 2009 to discuss its fourth quarter and full fiscal year 2009 results and business outlook.
The conference call can be accessed by dialing +1 866 783-2141 for participants in the United States and by dialing +1 857 350-1600 for participants outside the United States. The passcode for the conference call is 72117215. A telephonic replay of the conference call will also be available two hours after the call and will run for two weeks. The replay can be accessed by dialing +1 888 286-8010 for participants in the United States and by dialing +1 617 801-6888 for participants outside the United States. The passcode for the replay is 16386554.
The webcast will be accessible from the “Investor Relations” section of Netezza’s Web site (http://www.netezza.com). The webcast will be archived on Netezza’s Web site for a period of one year.
About Netezza Corporation:
Netezza is the global leader in data warehouse and analytic appliances that dramatically simplify high-performance analytics for business users across the extended enterprise, delivering significant competitive and operational advantage in today’s information-intensive marketplaces. The Netezza Performance Server® (NPS®) family of appliances brings appliance simplicity to a broad range of complex data warehouse and analytic challenges. Customers who have realized the benefits of Netezza appliances include Ahold, Amazon.com, CNET Networks, Debenhams, Department of Veterans Affairs, Epsilon, iBasis, Nationwide, Neiman Marcus, Orange UK, Premier, Inc., Ross Stores, Ryder System, Inc., The Carphone Warehouse and Virgin Media. Based in Marlborough, Mass., Netezza has offices in Washington, DC, the United Kingdom and the Asia Pacific region. For more information about Netezza, please visit www.netezza.com.
Netezza Performance Server and NPS are trademarks of Netezza Corporation. Other names may be trademarks of their respective owners.
For Netezza Investors:
The statements set forth above include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to Netezza’s future financial performance and Netezza’s business prospects. These statements involve risk and uncertainties, including: market demand for our products; our limited operating history and history of losses; quarterly fluctuation of our business; our ability to attract and retain key personnel; competition in the data warehouse market; our dependence on certain key customers; our ability to protect our patents and intellectual property; our ability to defend against third party infringement claims, other litigation and contingent liabilities; and risks relating to operating internationally. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements in this release, we refer you to the “Risk Factors” section of Netezza’s Annual Report on Form 10-K for the year ended January 31, 2008, and most recent Quarterly Report on Form 10-Q, each of which is on file with the SEC and available in the investor relations section of Netezza’s Web site at http://www.netezza.com and on the SEC Web site at http://www.sec.gov. In addition, the forward-looking statements included in this press release represent our views as of March 3, 2009. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to March 3, 2009.

Netezza Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31,	January 31,
	2009	2008
Assets

Current assets
Cash and cash equivalents	$111,635	$46,184
Short-term marketable securities	—	37,149
Accounts receivable	34,457	19,999
Inventory	18,409	31,611
Deferred tax assets, net	12,723	—
Restricted cash	379	379
Other current assets	3,160	4,038

Total current assets	180,763	139,360

Property and equipment, net	9,586	5,467
Deferred tax assets, net	9,415	—
Goodwill	2,000	—
Intangible assets, net	2,935	—
Long-term marketable securities	49,222	53,775
Restricted cash	739	—
Other long-term assets	4,199	150

Total assets	$258,859	$198,752

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$8,424	$5,533
Accrued expenses	6,301	5,494
Accrued compensation and benefits	6,352	5,244
Deferred revenue	46,356	30,588

Total current liabilities	67,433	46,859

Long-term deferred revenue	11,979	15,418
Other long-term liabilities	2,825	—

Total liabilities	82,237	62,277

Stockholders’ equity	176,622	136,475

Total liabilities and stockholders’ equity	$258,859	$198,752

Netezza Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		Fiscal year ended
	January 31,		January 31,
	2009	2008	2009	2008
Revenue
Product	$38,062	$32,164	$143,463	$102,994
Services	12,517	7,362	44,306	23,692

Total revenue	50,579	39,526	187,769	126,686

Cost of revenue
Product	14,968	13,296	57,350	42,527
Services	3,670	2,143	12,211	7,716

Total cost of revenue	18,638	15,439	69,561	50,243

Gross Profit	31,941	24,087	118,208	76,443

Operating Expenses
Sales and marketing	14,924	12,451	58,429	43,210
Research and development	8,889	7,142	32,557	23,880
General and administrative	3,866	2,556	14,633	8,950

Total operating expenses	27,679	22,149	105,619	76,040

Operating income	4,262	1,938	12,589	403

Interest income	420	1,540	4,044	2,971
Interest expense	24	—	40	717
Other income (expense), net	(239)	49	(494)	298

Income before income taxes and accretion to preferred stock	4,419	3,527	16,099	2,955

Provision for (benefit from) income taxes	(18,363)	118	(15,420)	961

Net income	22,782	3,409	31,519	1,994

Accretion to preferred stock	—	—	—	2,853

Net income (loss) attributable to common stockholders	$22,782	$3,409	$31,519	$(859)

Net income (loss) per common share:
Basic	$0.38	$0.06	$0.53	$(0.03)
Diluted	$0.37	$0.05	$0.50	$(0.03)

Shares used in per common share calculations:
Basic	59,681	57,505	58,939	33,989
Diluted	62,308	63,484	62,765	33,989

Netezza Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts and percentages)
(unaudited)

	For the three months ended		Fiscal year ended		% change for the three months ended
	January 31,		January 31,		January 31, 2009 as compared with the
	2009	2008	2009	2008	three months ended January 31, 2008
Non-GAAP financial measures and reconciliation:

GAAP cost of product revenue	$14,968	$13,296	$57,350	$42,527
Non-cash stock-based compensation (1)	46	23	176	94
Amortization of acquired intangible assets (2)	—	—	4	—

Non-GAAP cost of product revenue	$14,922	$13,273	$57,170	$42,433

GAAP cost of service revenue	$3,670	$2,143	$12,211	$7,716
Non-cash stock-based compensation (1)	62	32	227	116
Amortization of acquired intangible assets (2)	82	—	275	—

Non-GAAP cost of service revenue	$3,526	$2,111	$11,709	$7,600

GAAP gross profit	$31,941	$24,087	$118,208	$76,443
Non-cash stock-based compensation (1)	108	55	403	210
Amortization of acquired intangible assets (2)	82	—	279	—

Non-GAAP gross profit	$32,131	$24,142	$118,890	$76,653

GAAP sales and marketing expenses	$14,924	$12,451	$58,429	$43,210	20%
Non-cash stock-based compensation (1)	695	354	2,535	1,222
Amortization of acquired intangible assets (2)	55	—	119	—

Non-GAAP sales and marketing expenses	$14,174	$12,097	$55,775	$41,988	17%

GAAP research and development expenses	$8,889	$7,142	$32,557	$23,880	24%
Non-cash stock-based compensation (1)	538	350	2,067	1,007
Amortization of acquired intangible assets (2)	—	—	48	—

Non-GAAP research and development expenses	$8,351	$6,792	$30,442	$22,873	23%

GAAP general and administrative expenses	$3,866	$2,556	$14,633	$8,950	51%
Non-cash stock-based compensation (1)	771	431	2,768	1,832
Amortization of acquired intangible assets (2)	(1)	—	19	—

Non-GAAP general and administrative expenses	$3,096	$2,125	$11,846	$7,118	46%

GAAP operating expenses	$27,679	$22,149	$105,619	$76,040	25%
Non-cash stock-based compensation (1)	2,004	1,135	7,370	4,061
Amortization of acquired intangible assets (2)	54	—	186	—

Non-GAAP operating expenses	$25,621	$21,014	$98,063	$71,979	22%

GAAP operating income	$4,262	$1,938	$12,589	$403
Non-cash stock-based compensation (1)	2,112	1,190	7,773	4,271
Amortization of acquired intangible assets (2)	136	—	465	—

Non-GAAP operating income	$6,510	$3,128	$20,827	$4,674

GAAP other income (expense), net	$(239)	$49	$(494)	$298
Impairment loss on investment (3)	228	—	228	—

Non-GAAP other income (expense), net	$(11)	$49	$(266)	$298

GAAP provision for (benefit from) income taxes	$(18,363)	$118	$(15,420)	$961
Tax benefit adjustments (4)	19,950	—	19,950	—

Non-GAAP provision for income taxes	$1,587	$118	$4,530	$961

GAAP net income (loss) attributable to common stockholders	$22,782	$3,409	$31,519	$(859)
Non-cash stock-based compensation (1)	2,112	1,190	7,773	4,271
Amortization of acquired intangible assets (2)	136	—	465	—
Impairment loss on investment (3)	228	—	228	—
Tax benefit adjustments (4)	(19,950)	—	(19,950)	—
Accretion to preferred stock (5)	—	—	—	2,853

Non-GAAP net income attributable to common stockholders	$5,308	$4,599	$20,035	$6,265

GAAP net income (loss) per common share — basic	$0.38	$0.06	$0.53	$(0.03)
Non-cash stock-based compensation (1)	0.04	0.02	0.13	0.13
Amortization of acquired intangible assets (2)	0.00	—	0.01	—
Impairment loss on investment (3)	0.00	—	0.00	—
Tax benefit adjustments (4)	(0.33)	—	(0.33)	—
Accretion to preferred stock (5)	—	—	—	0.08

Non-GAAP net income per common share — basic	$0.09	$0.08	$0.34	$0.18

GAAP net income (loss) per common share — diluted	$0.37	$0.05	$0.50	$(0.03)
Non-cash stock-based compensation (1)	0.04	0.02	0.13	0.13
Amortization of acquired intangible assets (2)	0.00	—	0.01	—
Impairment loss on investment (3)	0.00	—	0.00	—
Tax benefit adjustments (4)	(0.32)	—	(0.32)	—
Accretion to preferred stock (5)	—	—	—	0.08

Non-GAAP net income per common share — diluted	$0.09	$0.07	$0.32	$0.18

Shares used in per common share calculations:
Basic	59,681	57,505	58,939	33,989
Diluted	62,308	63,484	62,765	33,989

Footnotes — Adjustments

(1)	Represents non-cash compensation charges associated with stock options granted and accounted for in accordance with the fair market provisions of Statement of Financial Accounting Standards No. 123(R) as follows:

	For the three months ended		Fiscal year ended
	January 31,		January 31,
	2009	2008	2009	2008
Cost of product revenue	$46	$23	$176	$94
Cost of services revenue	62	32	227	116
Sales and marketing	695	354	2,535	1,222
Research and development	538	350	2,067	1,007
General and administrative	771	431	2,768	1,832

Total non-cash stock-based compensation expense	$2,112	$1,190	$7,773	$4,271

(2)	Represents amortization of acquired intangible assets in conjunction with Netezza’s acquisition of NuTech Solutions, Inc. on May 9, 2008 as follows:

	For the three months ended		Fiscal year ended
	January 31,		January 31,
	2009	2008	2009	2008
Cost of product revenue	$—	$—	$4	$—
Cost of services revenue	82	—	275	—
Sales and marketing	55	—	119	—
Research and development	—	—	48	—
General and administrative	(1)	—	19	—

Total amortization expense	$136	$—	$465	$—

(3)	Represents net mark-to-market impact related to an unrealized gain on a put option received for ARS offset by the unrealized loss on the underlying ARS.

	For the three months ended		Fiscal year ended
	January 31,		January 31,
	2009	2008	2009	2008
Impairment loss on investment	$228	$—	$228	$—

(4)	Represents income tax benefit resulting from the release of the tax valuation allowance on deferred tax assets that is no longer deemed necessary and utilization of deferred tax credits.

	For the three months ended		Fiscal year ended
	January 31,		January 31,
	2009	2008	2009	2008
Utilization of deferred tax credit	$(836)	$—	$(836)	$—
Benefit from release of valuation allowance	20,786	—	20,786	—

Total tax benefit adjustments	$19,950	$—	$19,950	$—

(5)	Represents accretion of preferred stock dividends on Netezza’s Series A through D convertible redeemable preferred stock prior to its conversion to common stock on July 24, 2007.

Contact: Netezza Corporation
Investor Contact:
Patrick J. Scannell, Jr., +1 508-382-8584
Senior Vice President & Chief Financial Officer
ir@netezza.com
or
Media Contact:
Virginia Lux, +1 508-382-8494
Director of Marketing Communications
vlux@netezza.com